UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 20, 2007

Bell Microproducts Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	0-21528	94-3057566
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1941 Ringwood Avenue, San Jose, California		95131-1721
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-451-9400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 20, 2007, Bell Microproducts Inc. (the "Company") received an additional written Staff Determination notice from the Nasdaq Stock Market stating that the Company is not in compliance with the continued listing requirement set forth in Nasdaq Marketplace Rule 4310(c)(14) because the Staff had not received the Company’s Annual Report on Form 10-K for the period ended December 31, 2006. The Company will file a response to the Staff’s notification with the Nasdaq Listing and Hearing Review Council. The response will explain that the Company’s failure to file its Form 10-K for fiscal year 2006 relates to the inability to complete certified financial statements pending completion of the continued work on the previously announced restatement and 2006 audit, and the separate stock option review and that the Company is working diligently to complete both in order to become current in its periodic filings and satisfy the continued listing requirement.

The Company issued a press release on March 26, 2007 disclosing its receipt of this Nasdaq Staff Determination notice. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements: None.

(b) Pro forma financial information: None.

(c) Shell company transactions: None.

(d) Exhibits:
Exhibit 99.1 - Press release dated March 26, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bell Microproducts Inc.

March 26, 2007	By:	James E. Illson

Name: James E. Illson
Title: Chief Operating Officer, President of Americas and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated March 26, 2007